Exhibit 99.77(q)

Item 77Q – Exhibits

(e)(1)	Waiver Letter dated May 1, 2017 to the Investment Management Agreement between Voya Investments, LLC and Voya Government Money Market Portfolio dated November 18, 2014 as amended and restated May 1, 2015